EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 6, 2005, except for Note 8 as to which the date is December 12, 2005, relating to the financial statements of Somaxon Pharmaceuticals, Inc., which appears in Somaxon Pharmaceuticals, Inc.’s Registration Statement on Form S-1, as amended (File No. 333-128871).
/s/ PricewaterhouseCoopers LLP
San Diego, California
December 14, 2005